Exhibit 99.1

MeadWestvaco Corporation Global Headquarters 501 South 5th Street Richmond, VA 23219-0501 www.mwv.com

Media Contact	Investor Relations
Tucker McNeil	Jason Thompson
tel: +1 804.444.6397	tel: +1 804.444.2556
mediainquiries@mwv.com

MWV Reports Improved First Quarter Results

First Quarter Highlights:

•	Earnings ex-items were $0.27 per share, up 17% vs. $0.23 on the same basis in the prior year

•	Revenue declined 3%; grew 3.5% ex-currency and portfolio from volume and price/mix improvement

•	Enterprise EBITDA ex-items of $188 million was essentially unchanged; includes $19 million of currency impact and $13 million of lower pension income

•	Margin improvement program savings were $19 million; cumulative program savings are $104 million

•	Pending merger with RockTenn on track to close in the second quarter

•	Specialty Chemicals spinoff to shareholders on track to occur this year

RICHMOND, Va., April 29, 2015—MeadWestvaco Corporation (NYSE: MWV), a global leader in packaging and packaging solutions, reported total business segment EBITDA of $227 million in the first quarter of 2015, a modest increase versus the prior year (see table below). Continued momentum with the company’s end market-focused commercial strategy, solid operational execution and benefits from cost reduction actions drove the improvement. As a result, the company’s Packaging businesses again delivered EBITDA and EBITDA margin growth, while the Specialty Chemicals business maintained strong EBITDA margins from increases across targeted performance chemicals markets, and continued gains in carbon technology markets. Refer to the “Use of Non-GAAP Measures” section of this release for further information.

Q1 2015	EBITDA ($MM)	Δ vs. prior year	EBITDA Margin	Δ vs. prior year
Food & Beverage*	$103	-6%	13.8%	-50 bps
Home, Health & Beauty	$34	+17%	18.9%	+480 bps
Industrial	$32	+23%	26.4%	+610 bps
Packaging Subtotal	$169	+3%	16.2%	+120 bps
Specialty Chemicals	$58	-2%	24.3%	-110 bps
Business Segment Total	$227	+2%	17.7%	+90 bps

*	Includes $20 million of incremental expense related to planned maintenance

“The strong performance across our businesses this quarter is the result of excellent commercial and operational execution,” said John A. Luke, Jr., chairman and chief executive officer, MWV. “The momentum we have established with our market-focused strategy has carried into 2015 and helped us create our own growth and deliver EBITDA improvement in our businesses during a challenging economic period.”

Luke continued, “As we prepare to create the premier global packaging company with RockTenn, there is tremendous excitement about our complementary capabilities and the opportunities to serve the growing global packaging marketplace. Our engagement and planning over the last 90 days further validates the strength of our combination, which is on track to be completed in the current quarter. And our positive outlook across targeted end markets and expected realization of the merger benefits give us great confidence that the combined company will generate attractive long-term shareholder returns.”

First Quarter Comparison

Sales from continuing operations in the first quarter of 2015 were $1.28 billion compared to $1.32 billion in the first quarter of 2014. Income from continuing operations attributable to the company was $31 million or $0.18 per share in the first quarter of both 2015 and 2014. Income from continuing operations attributable to the company excluding special items was $46 million or $0.27 per share in the first quarter of 2015, compared to $39 million or $0.23 per share in the first quarter of 2014.

Refer to the “Use of Non-GAAP Measures” section of this release for further information.

First Quarter Segment Results

Following is a summary of first quarter 2015 results by business segment. All comparisons of the results for the first quarter of 2015 are with the first quarter of 2014 on a continuing operations basis.

Food & Beverage

In the Food & Beverage segment, sales decreased 2.4% (+2% ex-currency) to $745 million in the first quarter of 2015 compared to $763 million in first quarter of 2014. EBITDA decreased 6% to $103 million in the first quarter of 2015 compared to $109 million in the first quarter of 2014. Excluding incremental expense of $20 million associated with planned maintenance, EBITDA increased 13% to $123 million in the first quarter of 2015.

•	Positive price/mix drove the overall increase in revenue excluding currency

•	Volume declined modestly (<-1%); made gains in beverage, tobacco and certain food applications versus softer overall paperboard packaging markets

•	Manufacturing productivity was positive excluding the incremental expense of $20 million associated with planned maintenance

•	Current demand is stable to improving; SBS and CNK® backlogs at approximately five weeks

•	Entered into a definitive agreement to acquire the Carolina® business from International Paper to enhance the company’s leadership position in the attractive SBS commercial print solutions market

Home, Health & Beauty

In the Home, Health & Beauty segment, sales decreased 12.2% (-1% ex-currency and portfolio) to $180 million in the first quarter of 2015 compared to $205 million in the first quarter of 2014. EBITDA increased 17% to $34 million in the first quarter of 2015 compared to $29 million in the first quarter of 2014.

•	Price/mix increased from volume growth in higher value dispensing markets – fragrance pumps, airless beauty solutions and lawn care sprayers all had double-digit gains

•	Overall volume was down from lower promotional activity in certain categories resulting in standard pump and trigger unit declines

•	Manufacturing productivity initiatives, cost savings actions and resin deflation drove significant operational improvement

Industrial

In the Industrial segment, sales decreased 5.5% (+11% ex-currency) to $121 million in the first quarter of 2015 compared to $128 million in the first quarter of 2014. EBITDA increased 23% to $32 million in the first quarter of 2015 compared to $26 million in the first quarter of 2014.

Brazil:

•	EBITDA margins were 32% (+800 bps) despite challenging domestic growth environment

•	Corrugated volume was up 8% with gains in targeted food and fruit markets

•	Price/mix improved 6% led by pricing actions to recover margins and offset inflation

•	Record mill production drove strong manufacturing productivity improvement

India:

•	13% revenue growth was driven by increased demand for high-quality packaging materials among major personal care and produce customers

Specialty Chemicals

In the Specialty Chemicals segment, sales grew 3.0% (+6% ex-currency) to $239 million in the first quarter of 2015 compared to $232 million in the first quarter of 2014. EBITDA of $58 million was essentially unchanged in the first quarter of 2015 compared to the first quarter of 2014.

•	Volume grew from increases in targeted performance chemical and carbon solutions (adhesives, asphalt and automotive carbon), and more than offset oilfield drilling solution declines

•	Price/mix declined modestly as increased shipments of performance chemicals for adhesives and asphalt essentially offset lower shipments of oilfield drilling solutions

•	Continued productivity gains were more than offset by startup expenses related to the carbon expansion project; startup of the new facility is expected in Q1 2016

•	Spinoff to shareholders is on track to be completed by the end of the year

Community Development and Land Management

Sales for the Community Development and Land Management segment were $3 million in the first quarter of 2015 compared to $2 million in the first quarter of 2014. A loss of $3 million was reported for the first quarter of both 2015 and 2014.

Other Items

In the first quarter of 2015, total pre-tax input costs of energy, raw materials and freight decreased by $12 million compared to the first quarter of 2014.

In the first quarter of 2015, the pre-tax impact on earnings from foreign currency exchange was $19 million unfavorable compared to the first quarter of 2014.

Cash flow used in operating activities from continuing operations was $113 million in the first quarter of 2015 compared to $207 million in the first quarter of 2014. In the year-ago period the company paid alternative minimum taxes totaling $98 million in conjunction with the 2013 forestlands sale to Plum Creek Timber.

The effective tax rate attributable to continuing operations, excluding the effects of discrete tax items, was approximately 29% in the first quarter of 2015. The mix and level of earnings between domestic and foreign operations contributed to the difference between the effective tax rate and statutory rates.

During the first quarter of 2015, MWV paid a regular quarterly dividend of $0.25 per share. On April 27, 2015, the Board of Directors declared a regular quarterly dividend of $0.25 per share to be paid May 26, 2015 to shareholders of record on May 7, 2015.

Conference Call

Investors may participate in the live conference call today at 10:00 a.m. EDT by dialing 1 (800) 230-1085 (toll-free domestic) or 1 (612) 234-9960 (international); passcode: MeadWestvaco. Please call to register at least 10 minutes before the conference call begins. The live conference call and presentation slides may be accessed on MWV’s website at www.mwv.com. After connecting to the home page, go to the Investors page and look for the link to the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the call will be available for one month via the telephone starting at 12 p.m. (EDT) on Wednesday, April 29, 2015, and can be accessed at 1 (800) 475-6701 (toll-free domestic) or 1 (320) 365-3844 (international); access code: 356602.

About MWV

MeadWestvaco Corporation (NYSE:MWV) is a global packaging company providing innovative solutions to the world’s most admired brands in the healthcare, beauty and personal care, food, beverage, home and garden, tobacco, and agricultural industries. The company also produces specialty chemicals for the automotive, energy and infrastructure industries, and maximizes the value of its development land holdings. MWV’s network of 125 facilities and 15,000 employees spans North America, South America, Europe and Asia. Learn more at www.mwv.com.

Forward Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “could,” “should,” “would,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “prospects,” “potential” and “forecast,” and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. RockTenn and MWV caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements regarding the anticipated closing date of the transaction, the ability to obtain regulatory and shareholder approvals and satisfy the other conditions to the closing of the transaction, the successful closing of the transaction and the integration of RockTenn and MWV as well as opportunities for operational improvement including but not limited to cost reduction and capital investment, the value of merging the U.S. pension plans of the companies, the strategic opportunity and perceived value to RockTenn’s shareholders and MWV’s stockholders of the transaction, the transaction’s impact on, among other things, the combined company’s prospective business mix, margins, transitional costs and integration to achieve the synergies and the timing of such costs and synergies and earnings. With respect to these statements, RockTenn and MWV have made assumptions regarding, among other things, whether and when the proposed transaction will be approved; whether and when the proposed transaction will close; the results and impacts of the proposed transaction; whether and when the spinoff of MWV’s specialty chemicals business will occur; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; competitive conditions in RockTenn’s and MWV’s businesses and possible adverse actions of their respective customers, competitors and suppliers. Further, RockTenn’s and MWV’s businesses are subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management’s assumptions are more particularly described in RockTenn’s and MWV’s filings with the Securities and Exchange Commission (SEC), including under the caption “Business – Forward-Looking Information” and “Risk Factors” in RockTenn’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and “Management’s discussion and analysis of financial condition and results of operations – Forward-looking Statements” and “Risk factors” in MWV’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The information contained herein speaks as of the date hereof and neither RockTenn nor MWV have or undertake any obligation to update or revise their forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer Or Solicitation

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information And Where To Find It

The proposed transaction involving MWV and RockTenn will be submitted to the stockholders of MWV and the shareholders of RockTenn for their consideration. In connection with the proposed transaction, RockTenn has caused a newly formed holding company, Rome-Milan Holdings, Inc. to file with the SEC a registration statement on Form S-4, which includes a draft preliminary prospectus with respect to the shares to be issued in the proposed transaction and a preliminary joint proxy statement for the shareholders of MWV and RockTenn (the “Joint Proxy Statement”), and which is expected to be declared “effective” by the SEC at a later date (the “Registration Statement”). Once effective, each of MWV and RockTenn will mail the Joint Proxy Statement in definitive form to their respective stockholders or shareholders, as applicable, and may file other documents regarding the proposed transaction with the SEC. The Registration Statement and the Joint Proxy Statement will contain important information about the proposed transaction and related matters. SECURITY HOLDERS ARE URGED AND ADVISED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT CAREFULLY AS THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AND ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Registration Statement, the Joint Proxy Statement and other relevant materials (when they become available) and any other documents filed or furnished by MWV or RockTenn with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement from RockTenn by going to its investor relations page on its corporate website at http://ir.rocktenn.com and from MWV on its corporate website at www.mwv.com.

Participants In The Solicitation

MWV, RockTenn, their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about RockTenn’s directors and executive officers is set forth in its definitive proxy statement for its 2015 Annual Meeting of Shareholders, which was filed with the SEC on December 19, 2014, and information about MWV’s directors and executive officers is set forth in its Annual Report on Form 10-K/A, which was filed with the SEC on April 20, 2015. These documents are available free of charge from the sources indicated above, from RockTenn by going to its investor relations page on its corporate website at http://ir.rocktenn.com and from MWV on its website at www.mwv.com.

Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the Registration Statement, the Joint Proxy Statement and other relevant materials RockTenn and MWV intend to file with the SEC.

Consolidated Statements of Operations

In millions, except per share amounts (unaudited)

	Three Months Ended March 31,
	2015	2014
Net sales	$1,282	$1,322

Cost of sales	1,045	1,075
Selling, general and administrative expenses	159	161
Interest expense	52	53
Other income, net	(18)	(13)

Income from continuing operations before income taxes	44	46

Income tax provision	13	15

Income from continuing operations	31	31

Income from discontinued operations, net of income taxes	2	—

Net income	33	31
Less: Income attributable to non-controlling interests, net of taxes	—	—

Net income attributable to the company	$33	$31

Income from continuing operations attributable to the company	$31	$31

Net income per diluted share attributable to the company:

Income from continuing operations	$0.18	$0.18
Income from discontinued operations	0.01	—

Net income attributable to the company	$0.19	$0.18

Shares used to compute net income per diluted share	170.8	173.5

MeadWestvaco Corporation and consolidated subsidiary companies

Consolidated Balance Sheets

In millions (unaudited)

	March 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$262	$454
Accounts receivable, net	688	608
Inventories	681	673
Other current assets	139	135
Assets held for sale	93	104

Current assets	1,863	1,974

Property, plant, equipment and forestlands, net	3,306	3,422
Prepaid pension asset	1,401	1,374
Goodwill	680	692
Restricted assets held by special purpose entities	1,258	1,258
Other assets	625	644

	$9,133	$9,364

Liabilities and Equity
Accounts payable	$519	$540
Accrued expenses	322	388
Notes payable and current maturities of long-term debt	74	82
Liabilities held for sale	22	19

Current liabilities	937	1,029

Long-term debt	1,810	1,790
Non-recourse liabilities held by special purpose entities	1,112	1,112
Deferred income taxes	1,319	1,330
Other long-term obligations	672	695

Shareholders’ equity	3,130	3,254
Non-controlling interests	153	154

Total equity	3,283	3,408

	$9,133	$9,364

MeadWestvaco Corporation and consolidated subsidiary companies

Condensed Consolidated Statements of Cash Flow

In millions (unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flow from operating activities:
Net income	$33	$31
Discontinued operations	(2)	—
Depreciation, depletion and amortization	82	93
Deferred income taxes	3	7
Pension income	(17)	(30)
Changes in working capital	(203)	(213)
Payment of alternative minimum taxes – forestlands sale	—	(98)
Other operating activities from continuing operations	(9)	3

Net cash used in continuing operations	(113)	(207)
Discontinued operations	—	(1)

Net cash used in operating activities	(113)	(208)

Cash flow from investing activities:
Capital expenditures	(65)	(66)
Other investing activities from continuing operations	—	6

Net cash used in investing activities	(65)	(60)

Cash flow from financing activities:
Proceeds from debt and notes payable, net	29	33
Dividends paid - regular	(42)	(43)
Dividends paid - special	—	(175)
Stock repurchases	—	(305)
Other financing activities from continuing operations	19	30

Net cash provided by (used in) financing activities	6	(460)

Effect of exchange rate changes on cash	(20)	3

Decrease in cash and cash equivalents	(192)	(725)

Cash and cash equivalents:
At beginning of period	454	1,057

At end of period	$262	$332

MeadWestvaco Corporation and consolidated subsidiary companies

Segment Information

In millions (unaudited)

	Three Months Ended March 31,
	2015	2014
Sales
Food & Beverage	$745	$763
Home, Health & Beauty	180	205
Industrial	121	128
Specialty Chemicals	239	232
Community Development and Land Management	3	2

Total	1,288	1,330
Inter-segment eliminations	(6)	(8)

Consolidated total	$1,282	$1,322

Segment profit
Food & Beverage	$57	$55
Home, Health & Beauty	19	12
Industrial	23	16
Specialty Chemicals	49	51
Community Development and Land Management	(3)	(3)

Subtotal	145	131
Non-controlling interests	—	—
Corporate and Other [1]	(101)	(85)

Consolidated total [2]	$44	$46

[1]	Corporate and Other includes expenses associated with corporate support staff services, as well as income and expense items not directly associated with ongoing segment operations, such as restructuring charges, pension income, interest expense and income, certain non-controlling interest income and losses, certain legal settlements, gains and losses on certain asset sales, and other items.
[2]	Represents income from continuing operations before income taxes.

MeadWestvaco Corporation and consolidated subsidiary companies

Use of Non-GAAP Measures

The company has presented certain financial measures, defined below, which have not been prepared in accordance with generally accepted accounting principles (“GAAP”) and have provided a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP. These financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable financial measure calculated in accordance with GAAP. The company believes these non-GAAP measures provide investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business.

Net Income and Earnings Per Share – Ex-items

Set forth below is a reconciliation of income and earnings per share from continuing operations as calculated in accordance with GAAP to the respective financial measures on an adjusted basis.

In millions, except per share amounts (unaudited) First Quarter	2015 Net Income	2015 Earnings Per Share	2014 Net Income	2014 Earnings Per Share
Income and earnings per share from continuing operations, as reported	$31	$0.18	$31	$0.18

Add:
Restructuring and other charges	15	0.09	25	0.15

Deduct:
Insurance settlement	—	—	(17)	(0.10)

Income and earnings per share from continuing operations, as adjusted	$46	$0.27	$39	$0.23

EBITDA and EBITDA Margins – Ex-items

Set forth below is a reconciliation of the operational measures of both consolidated and segment-level EBITDA and EBITDA Margins (ex-items) to the most directly comparable GAAP measures, net sales, net income, and segment profit.

Consolidated EBITDA ex-items and EBITDA Margins ex-items (unaudited)

	Three Months Ended March 31,
($ in millions)	2015	2014
Net income	$33	$31
Add:
Restructuring and other charges	24	39
Depreciation, depletion, and amortization	82	93
Interest expense	52	53
Income tax provision	13	15
Deduct:
Insurance settlements	—	(27)
Interest income	(14)	(13)
Income from discontinued operations	(2)	—

EBITDA, as adjusted	$188	$191

Net sales	$1,282	$1,322
EBITDA Margin	14.7%	14.4%

Segment EBITDA and EBITDA Margins (unaudited)

($ in millions)	Sales	Pre-tax Income	Depreciation, depletion and amortization	EBITDA	EBITDA Margins
Three Months Ended March 31, 2015
Food & Beverage	$745	$57	$46	$103	13.8%
Home, Health & Beauty	180	19	15	34	18.9%
Industrial	121	23	9	32	26.4%
Specialty Chemicals	239	49	9	58	24.3%
Community Development and Land Management	3	(3)	—	(3)	NM

Three Months Ended March 31, 2014
Food & Beverage	$763	$55	$54	$109	14.3%
Home, Health & Beauty	205	12	17	29	14.1%
Industrial	128	16	10	26	20.3%
Specialty Chemicals	232	51	8	59	25.4%
Community Development and Land Management	2	(3)	—	(3)	NM

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